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                                                                    Exhibit 4.37

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                               AMENDMENT NO. 1 TO
                              AMENDED AND RESTATED
                                 NOTE ASSIGNMENT

                        ---------------------------------

                                      From

                            HORSESHOE GAMING, L.L.C.,

                                   in Favor of

                                 THE HOLDERS OF

           SENIOR SECURED CREDIT FACILITY NOTES DUE SEPTEMBER 30, 1999

                                    ISSUED BY

                            HORSESHOE GAMING, L.L.C.

                                       And

                     UNITED STATES TRUST COMPANY OF NEW YORK

                    FOR THE RATABLE BENEFIT OF THE HOLDERS OF

                   12.75% SENIOR NOTES DUE SEPTEMBER 30, 2000

                                    ISSUED BY

                            HORSESHOE GAMING, L.L.C.

                        ---------------------------------

                            Dated as of May 11, 1999

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      AMENDMENT NO. 1 TO THE AMENDED AND RESTATED NOTE ASSIGNMENT, dated as of
May 11, 1999, from HORSESHOE GAMING, L.L.C. (the "Company") in favor of the HOLDERS of SENIOR SECURED CREDIT FACILITY NOTES due September 30, 1999 issued by THE COMPANY AND UNITED STATES TRUST COMPANY OF NEW YORK for the ratable benefit of the Holders of the 12.75% Senior Notes due September 30, 2000 (the "Senior Notes") issued by the Company.

                                    RECITALS

      WHEREAS, the Company has heretofore executed and delivered a Note Assignment dated as of October 10, 1995 (the "Note Assignment"), providing that the Company assign for the ratable benefit of the Holders of the Senior Notes a security interest in the Assigned Collateral;

      WHEREAS, pursuant to an Offer to Purchase and Consent Solicitation Statement dated April 20, 1999, the Company solicited consents to various amendments and waivers (the "Amendments and Waivers") from the Holders of the Senior Notes to and under certain Security Documents, including the Note Assignment intended to increase the Company's operating and financial flexibility and to accommodate the Company's acquisition by means of merger of the operating subsidiaries of Empress Entertainment, Inc.;

      WHEREAS, the requisite consents of the Holders of the Senior Notes have been obtained and the Company now desires to amend the Note Assignment pursuant to and in accordance with the provisions of Section 13 thereof to give effect to the Amendments and Waivers; and


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      WHEREAS, the execution and delivery of this Amendment No. 1 to the Note
Assignment (this "Amendment") has been authorized on behalf of the Company by a resolution of the Board of Directors of the managing member of the Company.

      NOW, THEREFORE, in consideration of the above premises, the Company hereby agrees, for the equal and ratable benefit of the Holders of the Senior Notes, as follows:

                                    ARTICLE I

                             AMENDMENTS AND WAIVERS

      Section 1.1 Amendment to Section 8.1 (Limitation on Liens).

                  Section 8.1 is hereby amended to read as follows:

                  "The Company shall not, directly or indirectly, create, receive, assume or permit to exist or otherwise cause or permit to become in effect any Lien upon or with respect to the Assigned Collateral, other than the Liens granted to the Agent, for the ratable benefit of the Lenders and the Collateral Agent, for the ratable benefit of the Senior Noteholders, pursuant to this Assignment or pursuant to the Amended and Restated Credit Agreement or pursuant to the Senior Note Purchase Agreement or pursuant to the Indenture, as same may be amended or supplemented."

      Section 1.2 Amendments to Section 8.2 (Continuous Perfection).

                  Section 8.2 is hereby amended to read as follows:

                  "The Company shall not change its name, identity or structure in any manner which might make any financing or continuation statement filed hereunder misleading within the meaning of
                  Section 9-402 (7) of the UCC (or any other then applicable provision of the UCC) unless the Company shall have given the Agent at least 90 days' prior written notice of its intention to so change and shall have taken all action (or made arrangements to take such action


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                  substantially simultaneously with such change if it is
                  impossible to take such action in advance) necessary, or reasonably requested by the Agent, to amend such financing or continuation statement so that it is not misleading."

      Section 1.3 Waiver.

                  The Holders waive compliance by the Company with any provisions of the Note Assignment, the Indenture, the Senior Notes or the other Security Documents which would prohibit or, with the passage of time or otherwise, be violated by, any component of the Merger (as defined in the Agreement and Plan of Merger) and any transactions contemplated by the Agreement and Plan of Merger, dated as of September 2, 1998, as amended, by and between the Company, and certain of its subsidiaries, and Empress Entertainment, Inc., and certain of its subsidiaries (the "Agreement and Plan of Merger"), including, without limiting the generality of the foregoing, the incurrence of indebtedness to finance such transactions, the granting and priority of liens to secure such indebtedness and the perfection of such liens. This waiver shall not apply to any such provision which, pursuant to the Indenture or the Note Assignment, may not be waived without the consent of each Holder of Senior Notes that remain outstanding.

                                   ARTICLE II

                                  MISCELLANEOUS

      Section 2.1 Amendment Controls. To the extent of any inconsistency, ambiguity or conflict between the terms of the Note Assignment and this Amendment, this Amendment shall govern and control.

      Section 2.2 Terms Defined. All capitalized terms used in this Amendment and not otherwise defined shall have the meanings specified in the Indenture.


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      Section 2.3 Confirmation of Terms. Except as amended hereby, the Note
Assignment is in all respects ratified and confirmed and all the terms shall remain in full force and effect.

      Section 2.4 Governing Law. The laws of the State of New York shall govern this Amendment, without regard to principles of conflicts of laws.

      Section 2.5 Successors. All agreements of the Company in this Amendment shall bind its successors.

      Section 2.6 Effectiveness. The provisions of this Amendment will take effect immediately upon its execution and delivery by the Company.


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      IN WITNESS WHEREOF, the party hereto has caused this Amendment to be duly executed by its authorized officer as of the date first written above.

                                     HORSESHOE GAMING, L.L.C.

                                     By: HORSESHOE GAMING, INC., its Manager

                                     By: /s/ Jack B. Binion
                                         --------------------------------------
                                         Name: Jack B. Binion
                                         Title: Chairman of the Board and Chief
                                                Executive Officer

ACKNOWLEDGED AND ACCEPTED
THIS __ DAY OF MAY, 1999

HORSESHOE ENTERTAINMENT
By: NEW GAMING CAPITAL PARTNERSHIP
    its general partner

By: HORSESHOE GP, INC.
    its general partner

By: /s/ Jack B. Binion
    ---------------------------------------
    Name:
    Title:


ROBINSON PROPERTY GROUP LIMITED PARTNERSHIP

By: HORSESHOE GP, INC.
    its general partner

By: /s/ Jack B. Binion
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    Name:
    Title:


HORSESHOE GP, INC.

By: /s/ Jack B. Binion
    ---------------------------------------
    Name:
    Title:
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HORSESHOE VENTURES, L.L.C.

By: HORSESHOE GAMING, L.L.C.
    its manager

By: HORSESHOE GAMING, INC.
    its manager

By: /s/ Jack B. Binion
    ---------------------------------------
    Name: Jack B. Binion
    Title: Chairman of the Board and Chief
           Executive Officer